Exhibit 1.1

CIM COMMERCIAL TRUST CORPORATION

UP TO $25,000,000 OF COMMON STOCK

EQUITY DISTRIBUTION AGREEMENT

March 16, 2020

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, NY 10172

Ladies and Gentlemen:

CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), CIM Capital, LLC, a Delaware limited liability company (the “Operator”), and CIM Service Provider, LLC, a Delaware limited liability company (the “Administrator”), confirm their respective agreements (this “Agreement”) with Ladenburg Thalmann & Co. Inc. in its capacity as sales agent for the Company (“Agent” and, together with the Company, the Operator and the Administrator, the “Parties” and each, a “Party”), as follows:

1.                                      Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may offer and/or issue and sell to or through Agent, as sales agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $25,000,000 (the “Shares”); provided, however, that in no event shall the Company issue or sell to or through Agent such number of Shares that would (a) cause the Company not to satisfy the eligibility requirements for use of Form S-3 (including, if and so long as applicable, General Instruction I.B.6. of Form S-3), (b) exceed the number or amount of shares of Common Stock then available for offer and sale under the currently effective Registration Statement (as defined below) pursuant to which the offering hereunder and under any Terms Agreement (as defined below) is being made or (c) exceed the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement and any Terms Agreement (as defined below) shall be the sole responsibility of the Company, and that Agent shall have no obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to Agent, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in a form to be agreed upon by the Company and Agent relating to such sale in accordance with Section 2(b) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Each transaction pursuant to this Agreement in which the Company determines to sell Shares through Agent, as sales agent, is hereinafter referred to as an “Agency Transaction.” The issuance and sale of Shares to or through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), a shelf registration statement on Form S-3 (File No. 333-233255), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Agent, for use by Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as declared effective by the Commission, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement.” The base prospectus included in the Registration Statement at the time it became effective, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference in the base prospectus and the Prospectus Supplement to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

2.                                      Placements; Principal Transactions.

(a)                                 Each time that the Company wishes to issue and sell Shares hereunder in an Agency Transaction (each, a “Placement”), it will notify Agent by email notice (or other method mutually agreed to in writing (including by email) by the Parties) of the amount of Shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”), the form of which is attached hereto as Schedule 1. A Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 3, and shall be addressed to each of the individual representatives of Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) Agent, in accordance with the notice requirements set forth in Section 4, declines to accept the terms contained therein for any reason, in its sole discretion (which shall not be deemed a breach of Agent’s agreement herein), (ii) the entire amount of the Shares thereunder have been sold or the aggregate Shares sold under this Agreement and all Terms Agreements equals the Maximum Amount, whichever occurs first, (iii) the Company, in accordance with the notice requirements set forth in Section 4, suspends or terminates the Placement Notice or sales thereunder, (iv) Agent, in accordance with the notice requirements set forth in Section 4, suspends sales under the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (vi) this Agreement has been terminated under the provisions of Section 13. The amount of any commission to be paid by the Company to Agent in connection with the sale of the Shares effected through Agent, as sales agent, in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to Agent and Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b)                                 If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify Agent by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor Agent shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or Agent, unless and until the Company and Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by Agent pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of Agent in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Agent. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of Agent to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth.

3.                                      Sale of Shares by Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice in an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Agent, as sales agent for the Company, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the applicable rules of the Nasdaq Global Market (“Nasdaq”) and the Tel Aviv Stock Exchange (the “TASE”), for the period specified in the Placement Notice to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. If acting as sales agent in an Agency Transaction, Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, the compensation payable by the Company to Agent with respect to such sales pursuant to Section 2 (it being hereby acknowledged and agreed that such compensation shall not apply when Agent acts as principal, in which case such compensation, discounts or other fees shall be set forth in the applicable Terms Agreement), and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Agent (as set forth in Section 5(a)) from the gross proceeds for the Shares that it receives from such sales. Agent may sell Shares, as sales agent in an Agency Transaction, by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on Nasdaq, on any other existing trading market for the Common Stock, (provided, however, in no event shall sales be made directly on the TASE), in block trades or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of a Placement Notice, Agent may also sell Shares, as sales agent in an Agency Transaction, in privately negotiated transactions, including, without limitation, in block trades. During the term of this Agreement and notwithstanding anything to the contrary herein, Agent agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. The Company acknowledges and agrees that (i) there can be no assurance that Agent will be successful in selling Shares in any Agency Transaction hereunder, (ii) Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares in any Agency Transaction for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3, and (iii) Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by each of Agent and the Company pursuant to a Terms Agreement, and then only to the extent permitted by applicable law and the applicable rules and regulations of Nasdaq and the TASE. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on Nasdaq.

4.                                      Suspension of Sales.

(a)                                 The Company or Agent may, upon notice to the other Party in writing (including by email correspondence to each of the individual representatives of the other Party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other Party set forth on Schedule 3), suspend this offering and any sale of Shares in an Agency Transaction for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either Party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and Agent shall not sell any Shares hereunder. In the event that the Company or Agent issues a notice of the Suspension Period, such Party shall notify the other Party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b)                                 Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to Agent given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a completed fiscal year or quarter (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files with the Commission (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c)                                  If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice with respect to an Agency Transaction or the execution by Agent of any Terms Agreement with respect to a Principal Transaction, (i) prepare and deliver to Agent (with a copy to Agent Counsel (as defined below)) a current report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Agent and Agent Counsel, (ii) provide Agent with the officer’s certificates called for by Section 7(l), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, and the opinion of Company Counsel (or Reliance Letter, as applicable), Company Tax Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(m) and 7(n), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, (iii) afford Agent the opportunity to conduct a due diligence review in accordance with Section 7(j) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act). The provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q, annual report on Form 10-K, or current report on Form 8-K, as the case may be, including, without limitation, the obligation to deliver the officers’ certificates, opinion of Company Counsel (or Reliance Letter, as applicable), Comfort Letter and certificate of chief financial officer called for by Sections 7(l), 7(m), 7(n) and 7(o) respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

(d)                                 If either Agent or the Company reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such Party shall promptly notify the other Party thereof, and sales of the Shares under this Agreement and any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the reasonable judgment of each of Agent and the Company.

5.                                      Settlement.

(a)                                 Settlement of Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement (as applicable), settlement for sales of Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Agent for the Shares, after deduction for (i) Agent’s commission for such sales payable by the Company pursuant to Section 2 hereof in an Agency Transaction, or Agent’s compensation, discounts or other fees pursuant to the terms of the applicable Terms Agreement in a Principal Transaction, as applicable, (ii) any other amounts due and payable by the Company to Agent hereunder and under any Terms Agreement, as applicable, pursuant to Section 7(f) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                                 Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and electronically transfer the Shares being sold by crediting Agent’s or its designee’s (provided Agent shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent, defaults in its obligation to deliver Shares on a Settlement Date pursuant to the terms of any Agency Transaction or Terms Agreement, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Indemnification by the Company), the Company will (i) hold Agent, its directors, officers, members, partners, employees and agents of Agent and each person, if any, who (A) controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with Agent (other than the Company and its subsidiaries), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Agent any commission or other compensation (including the value of any market price discounts in any applicable Principal Transaction) to which it would otherwise have been entitled absent such default.

(c)                                  Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement or any Terms Agreement (i) if, after giving effect to the sale of such Shares, the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Agent in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Agent in writing. Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or amount of Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that Agent shall have no obligation in connection with such compliance.

6.                                      Representations and Warranties. Each of Company (solely with respect to Section 6(a) below), the Operator (solely with respect to Section 6(b) below) and the Administrator (solely with respect to Section 6(c) below) represent and warrant to, and agree with, Agent that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(l)) on which certificates are required to be delivered pursuant to Section 7(l), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and Agent and (v) each time of sale of Shares pursuant to this Agreement or any Terms Agreement (each such time of sale, an “Applicable Time”), as the case may be:

(a)               Representations and Warranties by the Company.

(i)                                               Registration Statement and Prospectus.  The Company meets the requirements for use of Form S-3 under the Securities Act and the Shares have been and remain eligible for registration by the Company on the Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with all requests of the Commission for additional or supplemental information in respect of the Registration Statement and the Prospectus. The Registration Statement and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                            Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to Agent pursuant to Rule 430(B)(f)(2) under the Securities Act, at each Applicable Time and at each Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus (nor any one or more issuer free writing prospectuses, when considered together with the Prospectus) contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Incorporated Documents, at the time the Registration Statement became effective or when such documents were later or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement and the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use therein, it being understood and agreed that the name of Agent in the Registration Statement and the Prospectus constitute the only information furnished in writing by or on behalf of Agent for use in the Registration Statement and the Prospectus  (the “Agent Information”).

(iii)                                         Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus in respect of the offering of Shares.

(iv)                                        Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act Regulations), without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(v)                                           Independent Accountants.  BDO USA, LLP, which certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, is an independent public accountant as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, and the Public Company Accounting Oversight Board. BDO USA, LLP has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus or any issuer free writing prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act, except as otherwise set forth in or incorporated by reference into the Prospectus.

(vi)                                        Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus or any issuer free writing prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus or any issuer free writing prospectus present fairly the information shown therein in all material respects and have been derived from the audited financial statements included therein. The financial statements of the businesses or properties acquired or proposed to be acquired, including any statement of revenues and certain expenses, if any, included or incorporated by reference in the Registration Statement and the Prospectus or any issuer free writing prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, except as may be expressly stated in the related notes thereto, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired.  In addition, the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus or any issuer free writing prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus under the Securities Act and the Securities Act Regulations. All disclosures included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(vii)                                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any issuer free writing prospectus, except as may otherwise be stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those transactions in the ordinary course of business, that are not material with respect to such entities, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to such entities, taken as a whole, and (C) except for regular monthly or quarterly dividends on the Common Stock and dividends payable in accordance with the terms of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and the Company’s Series L Preferred Stock, par value $0.001 per share, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(viii)                                           Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any issuer free writing prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ix)                                        Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any issuer free writing prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (as applicable) and are owned, directly or through subsidiaries, by the Company, free and clear of all securities interests, mortgages, pledges, liens, encumbrances, equities or claims, other than as described in the Registration Statement and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule IV hereto.  For the purposes of this Agreement, “subsidiary” has the meaning provided in Rule 1-02 of Regulation S-X.

(x)                                           Authorization of Management Agreement.  The Investment Management Agreement, dated as of December 1, 2015 (the “Management Agreement”), by and between CIM Urban Partners, L.P., a Delaware limited partnership and wholly-owned subsidiary of the Company (“CIM Urban”), and the Operator has been duly and validly authorized, executed and delivered by or on behalf of CIM Urban and constitutes a legal, valid and binding agreement of CIM Urban enforceable against CIM Urban in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).

(xi)                                        Authorization of Services Agreements.  Each of the Master Services Agreement, dated as of March 11, 2014 (the “Master Services Agreement”), by and among PMC Commercial Trust, a Texas real estate investment trust and the Company’s predecessor, certain of its subsidiaries and the Administrator, and the Service Agreement thereunder, dated as of August 7, 2014 (the “Service Agreement”), by and between the Company and the Administrator, has been duly and validly authorized, executed and delivered by or on behalf of the Company (or its predecessor), and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).

(xii)                                              Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in or based on information incorporated by reference into the Registration Statement and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to or based on information incorporated by reference into the Prospectus or unregistered issuances not required to be disclosed pursuant to the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, any shares forfeited or surrendered to the Company pursuant to employee benefit plans referred to in the Registration Statement and the Prospectus or any issuer free writing prospectus, or options or warrants referred to in the Registration Statement and the Prospectus or any issuer free writing prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, conform to the description thereof contained in the Registration Statement and the Prospectus or any issuer free writing prospectus and were issued in compliance in all material respects with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Registration Statement and the Prospectus or any issuer free writing prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock are outstanding.

(xiii)                                           Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xiv)                                          Authorization of the Shares.  The Shares have been or, on or prior to the date the first Placement Notice is given under this Agreement, will be, duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement and the Prospectus or any issuer free writing prospectus and will be issued in compliance with federal and state securities laws, and the issuance of such Shares will not be subject to any preemptive or similar rights.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(xv)                                             Registration Rights.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xvi)                                          Absence of Violations and Defaults.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), or (C) in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, with respect to (B) and (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except, with respect to (B) and (C), as disclosed in the Registration Statement and the Prospectus.

(xvii)                                       Absence of Conflicts.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement and the Prospectus or any issuer free writing prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), (B) violate any provision of the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or (C) except as disclosed in the Registration Statement and the Prospectus or any issuer free writing prospectus, violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)                                    Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix)                                          Employee Benefits.  (A) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA), other than those as to which notice is waived, has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate”

means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xx)                                             Absence of Proceedings.  Except as disclosed in the Registration Statement and the Prospectus or any issuer free writing prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement and the Prospectus or any issuer free writing prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)                                          Accuracy of Descriptions.  The statements made in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and “Updates to Description of Capital Stock” insofar as such statements purport to constitute a summary of the terms of the Common Stock, and under the captions “Description of Capital Stock,” “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws,” “Material U.S. Federal Income Tax Consequences,” and “Plan of Distribution,” insofar as such statements constitute summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents referred to therein, are accurate and fair summaries in all material respects.  The Company’s operating policies, investment guidelines and other policies described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business.

(xxii)                                       Accuracy of Exhibits.  There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement and the Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, which are not described and filed as required.

(xxiii)                                    Absence of Further Requirements.  No consent, approval, authorization, license or order of, or qualification with, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company or any subsidiary of its obligations under this Agreement, in connection with the offering, issuance and sale of the Shares hereunder, or its consummation of the transactions contemplated by this Agreement, the Registration Statement, or the Prospectus, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except as have been obtained or will have been obtained under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of Nasdaq, the rules of the TASE, the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws.

(xxiv)                                   Possession of Licenses and Permits.  Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except for failures to possess such Governmental Licenses that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxv)                                      Title to Personal Property.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its subsidiaries has good and marketable title to all personal property owned by it (other than with respect to intellectual property, title to which is addressed exclusively in Section 1(a)(xxxiii) hereof), free and clear of all liens, encumbrances and defects, except as described in the Registration Statement and the Prospectus.

(xxvi)                                   Real Property.  (A) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except as (1) are described in the Registration Statement and the Prospectus, (2) will not, individually or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made (or, to the extent described in the Registration Statement and the Prospectus, proposed to be made) of such property by the Company or any of its subsidiaries, or (3) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) except as otherwise set forth in or described in the Registration Statement and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (C) none of the Company or any of its subsidiaries has received from any Governmental Entity any written notice of any, or has knowledge of any threatened, condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof that, if consummated, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (D) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties of the Company and its subsidiaries), except for failures to the extent disclosed in the Registration Statement and the Prospectus or except for failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (E) neither the Company nor any subsidiary has received written notice of any proposed material special assessment or proposed change in any property tax, zoning or land use law or availability of water affecting any of its properties that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (F) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Registration Statement and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases.

(xxvii)                                Title Insurance.  Title insurance in favor of the Company and its subsidiaries, as applicable, has been obtained with respect to each property owned by such entity, except where the failure to maintain such title insurance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxviii)                             Mortgages; Deeds of Trust.  The Company has provided to Agent (including in certain instances by filing on EDGAR) true and complete copies of all material credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness for borrowed money of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company or its subsidiaries that is party to any of the Loan Documents has received notice of its default thereunder or otherwise has knowledge of its default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement and the Prospectus, or except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxix)                                   Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have obtained and are in compliance with all permits, authorizations and approvals required under any applicable Environmental Laws, and (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(xxx)                                      Accounting Controls and Disclosure Controls.  The Company maintains internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Securities Act Regulations) that has been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the most recent audited financial statements of the Company, except as disclosed in the Registration Statement and the Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Since the date of the most recent audited financial statements of the Company, except as disclosed in the Registration Statement and the Prospectus, the Company has not been advised of (A) any material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(xxxi)                                   Compliance with the Sarbanes-Oxley Act.  There has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their respective capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder or implementing provisions thereof, the “Sarbanes-Oxley Act”) to the extent the Company is or was required to comply with such provisions.

(xxxii)                                Federal Tax Status.  Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company intends to continue to operate in a manner that would permit it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  The ownership and method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s most recent taxable year and thereafter.  The Company intends to continue to qualify as a REIT under the Code for the Company’s current taxable year and thereafter, and the Company has no knowledge of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement and the Prospectus are accurate and fair in all material respects.  Except for CIM Urban REIT Holdings, LLC, which is also a REIT as described in the Prospectus, commencing with its taxable year ended December 31, 2014, each of the Company’s direct or indirect corporate subsidiaries has been, is, and will be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, and the Company intends for such qualification to continue and the Company has no knowledge of any event that would reasonably be expected to cause any of its subsidiaries to fail to qualify as a taxable REIT subsidiary under the Code.

(xxxiii)                             Payment of Taxes.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, or except as disclosed in the Registration Statement and the

Prospectus, the Company and its current and former subsidiaries (A) have paid all federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than for which an extension has been requested or those being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal, state and foreign tax returns required to be filed through the date hereof or has requested extensions thereof, and all such tax returns are correct and complete, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable.  The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does the Company have knowledge of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to result in a Material Adverse Effect.

(xxxiv)                            Possession of Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement and the Prospectus, (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any subsidiary in or to such rights and (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any subsidiary infringes, misappropriates, or otherwise violates any such rights of others.

(xxxv)                               Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Company, financially sound insurers, in such amounts and covering such risks as the Company believes are generally maintained by companies of established repute engaged in the same or similar business and in such amounts as are commercially reasonable for the value of the properties, in the aggregate, of the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. In the past three years, neither the Company nor any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

(xxxvi)                            Investment Company Act.  Neither the Company nor any subsidiary is required, or upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus will be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvii)                         Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M; provided, for the avoidance of doubt, that the Company makes no such representation or warranty with respect to the actions of Agent or affiliate or agent of Agent.

(xxxviii)                      Anti-Corruption Laws.  (A) None of the Company or its subsidiaries or any director or officer of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action or to any person, in each case in violation of any applicable anti-corruption laws; (B) the Company and its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve continued compliance with such laws; and (C) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering to further an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxix)                            Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act of 2001), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xl)                                        No Conflicts with OFAC Laws.

(A)       None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(1)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(2)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)       The Company will not, directly or indirectly, use the net proceeds of the offering, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other Person:

(1)         for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)       The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xli)                                              Cybersecurity.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or otherwise as described or incorporated by reference in the Registration Statement, the Prospectus or any issuer free writing prospectus: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); and (B) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that is reasonably likely to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlii)                                           Distribution of Offering Material.  The Company and its subsidiaries have not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by Agent as sales agent for the Company, other than the Prospectus, any issuer free writing prospectus reviewed and consented to by Agent.

(xliii)                                        Restrictions on Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus or pursuant to applicable law.

(xliv)                                       Prior Sales of Common Stock.  The Company has not sold, issued or distributed any shares of Common Stock that would be integrated with the offering of the Shares pursuant to the Securities Act or the interpretations thereof by the Commission.

(xlv)                                          No Finder’s Fees.  Except for Agent discounts and commissions payable by the Company to Agent in connection with the offering of the Shares contemplated hereby or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(xlvi)                                       Nasdaq and the TASE Listing.  The Company will have applied to have the Shares approved for listing on Nasdaq and the TASE prior to each Representation Date; the Company is in compliance in all material respects with the rules and regulations of Nasdaq and the TASE, including, without limitation, the requirements for continued listing of the Common Stock on Nasdaq and the TASE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from Nasdaq or the TASE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from Nasdaq or the TASE, as applicable.

(xlvii)                                    Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus which is not so described.

(xlviii)                                 No FINRA Affiliations.  To the Company’s knowledge, none of the Company’s officers, directors or beneficial owners of 5% or more of the Company’s securities is an affiliate or associated person of a FINRA member participating in the offering of Shares under this Agreement (as determined in accordance with the rules and regulations of FINRA).

(xlix)                                       Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the Prospectus and any issuer free writing prospectus is based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.

(b)                                 Representations and Warranties by the Operator.

(i)                                               No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus or any issuer free writing prospectus, except as may otherwise be stated therein, there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Operator and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (an “Operator Material Adverse Effect”).

(ii)                                            Good Standing of the Operator.  The Operator is a limited liability company duly formed and validly existing under the laws of the State of Delaware and in good standing as a limited liability company under the laws of the State of Delaware with all requisite limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus or any issuer free writing prospectus and to enter into this Agreement and to carry out its obligations hereunder.

(iii)                                         Authorization of Management Agreement.  The Management Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Operator and constitutes a legal, valid and binding agreement of the Operator enforceable against the Operator in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).

(iv)                                        Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Operator.

(v)                                           Absence of Violations and Defaults.  The Operator is not (A) in violation of its certificate of formation or limited liability company agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Operator is a party or by which it is bound or to which any of the properties or assets of the Operator is subject, or (C) in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any Governmental Entity, except, with respect to (B) and (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Operator Material Adverse Effect.

(vi)                                        Absence of Conflicts.  The execution and delivery by the Operator of, and the performance by the Operator of its obligations under, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, (A)  conflict with, or constitute a breach of, or default under any provision of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Operator is a party or by which it is bound or to which any of the properties or assets of the Operator is subject (except for such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Operator Material Adverse Effect), (B) violate any provision of the certificate of formation or limited liability company agreement of the Operator, or (C) violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity applicable to the Operator, except in each case, as would not, individually or in the aggregate, reasonably be expected to result in an Operator Material Adverse Effect.

(vii)                                              Labor Laws; Absence of Labor Dispute.  The Operator has not been notified that any officer of the Operator, or a significant number of employees of the Operator, plans to terminate his, her or their employment, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There are no existing or, to the knowledge of the Operator, threatened labor disputes with the employees of the Operator that would reasonably be expected to have, individually or in the aggregate, an Operator Material Adverse Effect.

(viii)                                           Absence of Proceedings.  Except as disclosed in the Registration Statement, the Prospectus or any issuer free writing prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Operator, threatened against the Operator or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in an Operator Material Adverse Effect, or would reasonably be expected to materially and adversely affect the performance by the Operator of its obligations hereunder.

(ix)                                        Absence of Further Requirements.  No consent, approval, authorization, license or order of, or filing or registration with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is necessary or required for the execution, delivery and performance by the Operator of this Agreement, except as may have already been obtained.

(x)                                           Possession of Licenses and Permits.  Except as described in the Registration Statement and the Prospectus or any issuer free writing prospectus, the Operator possesses such Governmental Licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except for failures to possess such Governmental Licenses that would not, individually or in the aggregate, reasonably be expected to result in an Operator Material Adverse Effect.  The Operator is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in an Operator Material Adverse Effect.

(xi)                                        Investment Advisers Act.  The Operator is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement, as described in the Registration Statement and the Prospectus or any issuer free writing prospectus.

(xii)                                              Absence of Manipulation.  The Operator has not and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; provided, for the avoidance of doubt, that the Operator makes no such representation or warranty with respect to the actions of Agent or affiliate or agent of Agent.

vp

(c)                                  Representations and Warranties by the Administrator.

(i)                                               No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus or any issuer free writing prospectus, except as may otherwise be stated therein, there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Administrator and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (an “Administrator Material Adverse Effect”).

(ii)                                            Good Standing of the Administrator.  The Administrator is a limited liability company duly formed and validly existing under the laws of the State of Delaware and in good standing as a limited liability company under the laws of the State of Delaware with all requisite limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus or any issuer free writing prospectus and to enter into this Agreement and to carry out its obligations hereunder.

(iii)                                         Authorization of Services Agreement.  Each of the Master Services Agreement and the Service Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Administrator and constitutes a legal, valid and binding agreement of the Administrator enforceable against the Administrator in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).

(iv)                                        Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Administrator.

(v)                                           Absence of Violations and Defaults.  The Administrator is not (A) in violation of its certificate of formation or limited liability company agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Administrator is a party or by which it is bound or to which any of the properties or assets of the Administrator is subject, or (C) in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any Governmental Entity, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect.

(vi)                                        Absence of Conflicts.  The execution and delivery by the Administrator of, and the performance by the Administrator of its obligations under, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, any provision of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Administrator is a party or by which it is bound or to which any of the properties or assets of the Administrator is subject (except for such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect), (B) violate any provision of the certificate of formation or limited liability company agreement of the Administrator, or (C) violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity applicable to the Operator, except in each case, as would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect.

(vii)                                              Labor Laws; Absence of Labor Dispute.  The Administrator has not been notified that any officer of the Administrator, or a significant number of employees of the Administrator, plans to terminate his, her or their employment, except as would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect.  There are no existing or, to the knowledge of the Administrator, threatened labor disputes with the employees of the Administrator that would reasonably be expected to have, individually or in the aggregate, an Administrator Material Adverse Effect.

(viii)                                           Absence of Proceedings.  Except as disclosed in the Registration Statement and the Prospectus or any issuer free writing prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Administrator, threatened against the Administrator or any of its subsidiaries, that is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in an Administrator Material Adverse Effect, or would reasonably be expected to materially and adversely affect the performance by the Administrator of its obligations hereunder.

(ix)                                        Absence of Further Requirements.  No consent, approval, authorization, license or order of, or filing or registration of or with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is necessary or required for the execution, delivery and performance by the Administrator of this Agreement, except as may have already been obtained.

(x)                                           Possession of Licenses and Permits.  Except as described in the Registration Statement and the Prospectus or any issuer free writing prospectus, the Administrator possesses such Governmental Licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except for failures to possess such Governmental Licenses that would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect.  The Administrator is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect.

(xi)                                        Investment Advisers Act.  The Administrator is not prohibited by the Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement, as described in the Registration Statement, the Prospectus and any issuer free writing prospectus.

7.                                      Covenants of the Company. The Company covenants and agrees with Agent that:

(a)                                 Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Agent under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify Agent promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Agent’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Shares by Agent (provided, however, that the failure of Agent to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect Agent’s right to rely on the representations and warranties made by the Company, the Operator and the Administrator in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to Agent a reasonable period of time before the filing and Agent has not reasonably objected thereto (provided, however, (A) that the failure of Agent to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect Agent’s right to rely on the representations and warranties made by the Company, the Operator and the Administrator in this Agreement, (B) that, if Agent objects thereto, Agent may cease making sales of Shares pursuant to this Agreement and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide Agent any advance copy of such filing or to provide Agent an opportunity to object to such filing if such filing does not name

Agent or does not relate to the transactions contemplated hereunder or under any Terms Agreement); (iv) the Company will furnish to Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)                                 Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any written notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, Agent may cease making offers and sales under this Agreement or any Terms Agreement.

(c)                                  Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)                                 Delivery of Registration Statement and Prospectus. The Company will furnish to Agent and its counsel (at the expense of the Company) electronic copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by Agent and, at Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent to the extent such document is available on EDGAR.

(e)                                  Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(f)                                   Expenses. The Company, whether or not the transactions contemplated hereunder or under any Terms Agreement are consummated or this Agreement or any Terms Agreement is terminated in accordance with the provisions of Section 13 hereunder, will pay all expenses incident to the performance of its obligations hereunder and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and delivery to Agent of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (ii) the preparation, issuance and delivery of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to Agent; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement and any Terms Agreement; (iv) the reasonable, documented out-of-pocket expenses, including the reasonable, documented out-of-pocket fees and disbursements of counsel, incurred by Agent in connection with the transactions contemplated by this Agreement in an amount not to exceed $60,000, (such amount payable upon execution of this Agreement); provided, however, that the Company shall reimburse Agent for all such reasonable documented out-of-pocket expenses incurred in connection with each 10-K Representation Date and each Representation Date in respect of the Company’s filing of its Quarterly Report on Form 10-Q, in each case in an amount not to exceed an additional $5,000 per such Representation Date, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(x), including filing fees, if any (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on Nasdaq and/or the TASE; (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; and (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Shares.

(g)                                  Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(h)                                 Other Sales. Without the prior written consent of Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the later of the termination of this

Agreement and the twentieth (20th) day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock, other equity awards to acquire Common Stock, or Common Stock issuable upon the exercise or vesting of options or other equity awards, pursuant to any employee or director equity awards or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion or redemption of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to Agent (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, lenders, investors, strategic partners or potential strategic partners, occurring after the date of this Agreement which are not issued primarily for capital raising purposes, (iv) Common Stock or securities convertible into or exchangeable for shares of Common Stock in lieu of fees or reimbursements owed by the Company and its subsidiaries to the Operator, Administrator or CIM Group, LLC or its affiliates, (v) Series A Preferred Stock and the shares of Common Stock issuable upon redemption of the Series A Preferred Stock or (vi) Series D Preferred Stock and the shares of Common Stock issuable upon redemption of the Series D Preferred Stock.

(i)                                     Change of Circumstances. The Company will, at any time during the term of this Agreement, advise Agent promptly after it shall have received written notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Agent pursuant to this Agreement.

(j)                                    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent or its agents in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Agent may reasonably request.

(k)                                 Required Filings Relating to Placement of Shares. The Company agrees that it will either, in its sole discretion, (i) disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Shares sold to or through Agent, the Net Proceeds to the Company and the compensation paid or payable by the Company to Agent with respect to Shares sold during the relevant quarterly period or (ii) (A) on or prior to the date of each such filing of its Annual and Quarterly Reports on Forms 10-K and 10-Q, file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will contain the information required by clause (i), and (B) deliver such number of copies of such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, however, any prospectus supplement filed pursuant to clause (ii) must be submitted to Agent a reasonable period of time before the filing and Agent must not reasonably object thereto (provided, for the avoidance of doubt, that the failure of Agent to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, or affect Agent’s right to rely on the representations and warranties made by the Company, the Operator and the Administrator in this Agreement).

(l)                                     Representation Dates; Certificates. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than (A) a prospectus supplement filed in accordance with Section 7(k) or (B) a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) (each date of filing of the Company’s Annual Report on Form 10-K shall be a “10-K Representation Date”); (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; or (v) at any other time reasonably requested by Agent (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and at any time as reasonably requested by Agent pursuant to this clause (v) shall be a “Representation Date”); the Company shall furnish Agent within three (3) Trading Days after each Representation Date (but in the case of clause (iv) above only if Agent reasonably determines that the information contained in such Form 8-K is material) with the certificates in the forms attached hereto as Exhibit 7(l)-1, Exhibit 7(l)-2 and Exhibit 7(l)-3. The requirement to provide the certificates under this Section 7(l) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of (A) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), (B) Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and (C) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Agent with  certificates under this Section 7(l), then before the Company delivers the Placement Notice or Agent sells any Shares in an Agency Transaction, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide Agent with certificates, in the form attached hereto as Exhibit 7(l)-1, Exhibit 7(l)-2 and Exhibit 7(l)-3, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable.

(m)                             Company Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to Agent as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, the Company shall cause to be furnished to Agent (A) the written opinion and disclosure letter of Sullivan & Cromwell LLP, as issuer’s counsel to the Company, the Operator and the Administrator (“Company Counsel”), to the effect set forth in Exhibit 7(m)-1, dated the date that such opinion and disclosure letter are required to be delivered, (B) the written opinion of Sullivan & Cromwell LLP, in its capacity as tax counsel for the Company (“Company Tax Counsel”), to the effect set forth in Exhibit 7(m)-2, dated the date that such opinion is required to be delivered, (C) the written opinion of Venable LLP, as Maryland counsel for the Company (“Company Maryland Counsel”), to the effect set forth in Exhibit 7(m)-3, and (D) the written opinion of the General Counsel for the Company, the Operator and the Administrator (the “Company General Counsel”), in form and substance reasonably satisfactory to Agent, to the effect set forth in Exhibit 7(m)-4; provided, however, notwithstanding the foregoing, the Company may substitute the then existing Company Counsel, Company Tax Counsel, Company Maryland Counsel with counsel reasonably satisfactory to Agent.  Thereafter, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each 10-K Representation Date for which no waiver is applicable pursuant to Section 7(l), the Company shall cause to be furnished to Agent the written opinion and disclosure letter of Company Counsel, the written opinion of Company Tax Counsel, the written opinion of Company Maryland Counsel, the written opinion of Company General Counsel and the written opinion of Agent Counsel substantially in the forms previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel, Company Tax Counsel, Company Maryland Counsel and/or Company General Counsel has previously furnished to Agent such written opinions and disclosure letter substantially in the form previously agreed between the Parties, Company Counsel, Company Tax Counsel, Company Maryland Counsel and/or Company General Counsel may, in respect of any future 10-K Representation Date, furnish Agent with a letter (a “Reliance Letter”) in lieu of such opinions and disclosure letter to the effect that Agent may rely on the prior opinions and disclosure letter of Company Counsel, Company Tax Counsel, Company Maryland Counsel and/or Company General Counsel delivered pursuant to this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(n)                                 Comfort Letter. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each 10-K Representation Date, for which no waiver is applicable pursuant to Section 7(l), the Company shall cause BDO USA, LLP to furnish Agent a letter, dated as of such date (the “Comfort Letter”), in form and substance satisfactory to Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to agents in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)                                 Certificate of Chief Financial Officer. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each 10-K Representation Date, for which no waiver is applicable pursuant to Section 7(l), the Company shall furnish Agent with a certificate of the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to counsel for Agent, to the effect set forth in Exhibit 7(o).

(p)                                 No Amendments or Supplements. No prospectus or amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any free writing prospectus shall be filed to which Agent shall have reasonably objected in writing; provided, however, this provision shall not apply to any Incorporated Documents.

(q)                                 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(r)                                    REIT Treatment. The Company will use its commercially reasonable efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s board of directors in good faith determines by resolution that it is no longer in the Company’s best interests to so qualify.

(s)                                   Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus.

(t)                                    Sarbanes-Oxley Act. The Company will use its reasonable best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(u)                                 No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Agent in its capacity as sales agent hereunder or as principal hereunder and under any Terms Agreement, neither Agent nor the Company (including its agents and representatives other than Agent in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Agent as sales agent hereunder or as principal hereunder and under any Terms Agreement.

(v)                                 Investment Company Act. The Company shall conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(w)                               Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

(x)                                 Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Agent, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).

(y)                                 Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares remaining unsold as of such date (if any), in a form reasonably satisfactory to Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z)                                  Consent to Agent Purchases. The Company acknowledges and agrees that Agent may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement is in effect, including, without limitation, at the same time any Placement Notice is in effect or any sales of Shares occur pursuant to this Agreement or any Terms Agreement; provided that Agent acknowledges and agrees that, except pursuant to a Terms Agreement, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by Agent and its affiliates to enter into any such transactions; and provided further, that no such purchase or sale shall take place while a Placement Notice is in effect, except with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) or to the extent such purchases or sales occur on a “riskless principal” or similar basis.

(aa)                          Listing. During any Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Shares to be listed on Nasdaq and the TASE.

(bb)                          Filings with Nasdaq and the TASE. The Company will use its commercially reasonable efforts to timely file with Nasdaq and the TASE all material documents and notices required by Nasdaq and the TASE of companies that have or will issue shares of common stock that are traded on Nasdaq and the TASE to the extent applicable to the Company and the Shares.

(cc)                            Reporting Requirements. The Company, during any Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

8.                                      Representations and Covenants of Agent. Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which Agent is exempt from registration or such registration is not otherwise required. Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except in such states in which Agent is exempt from registration or such registration is not otherwise required, during the terms of this Agreement. Agent will comply with all applicable laws and regulations in connection with the sale of

Shares pursuant to this Agreement and any Terms Agreement, including, but not limited to, Regulation M under the Exchange Act.

9.                                      Conditions to Agent’s Obligations. The obligations of Agent hereunder with respect to a Placement in any Agency Transaction, and the obligations of Agent with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Operator and the Administrator herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by Agent of a due diligence review satisfactory to Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by Agent in its sole discretion) of the following additional conditions:

(a)                                 Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all Shares that have been issued or are contemplated to be issued pursuant to all Placement Notices that have been delivered to Agent by the Company and all Terms Agreements that have been executed by the Parties.

(b)                                 Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c)                                  No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which requires any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or such material documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 No Amendments or Supplements. No prospectus or amendment or supplement to the Registration Statement, the Prospectus or any issuer free writing prospectus related to the Shares, other than the Incorporated Documents, shall be filed to which Agent shall have reasonably objected in writing.

(e)                                  No Misstatement or Material Omission. Agent shall not have advised the Company in writing that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s reasonable opinion is material, or omits to state a fact that in Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(f)                                   Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(g)                                  Legal Opinions. Agent shall have received the opinions and disclosure letter required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such opinions and disclosure letter are required pursuant to Section 7(m).

(h)                                 Comfort Letter. Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(i)                                     Representation Certificate. Agent shall have received the certificates required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificates is required pursuant to Section 7(l).

(j)                                    Certificate of the Chief Financial Officer.  Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(k)                                 No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq or the TASE and the Common Stock shall not have been delisted from Nasdaq or the TASE.

(l)                                     Other Materials. On each date on which the Company is required to deliver the certificates pursuant to Section 7(l), the Company shall have furnished to Agent such appropriate further information, certificates and documents as Agent may have reasonably requested. The Company shall have furnished Agent with such conformed copies of any opinions, certificates, letters and other documents as Agent shall have reasonably requested.

(m)                             Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable, shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.

(n)                                 Approval for Listing. The Shares shall have been approved for listing on Nasdaq and the TASE, subject only to notice of issuance.

(o)                                 No Termination Event. There shall not have occurred any event that would permit Agent to terminate this Agreement pursuant to Section 13(a).

(p)                                 FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the sale of the Shares pursuant to this Agreement and any Terms Agreement, as applicable.

(q)                                 Agent Legal Opinion. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to Agent as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, Agent shall have received the written opinion of DLA Piper LLP (US), counsel for Agent (“Agent Counsel”), dated the date the opinion is required to be delivered, in form and substance satisfactory to Agent, with respect to such matters as Agent may reasonably request.  Thereafter, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each 10-K Representation Date for which no waiver is applicable pursuant to Section 7(l), Agent shall have received from Agent Counsel the written opinion of Agent Counsel, substantially in the original form satisfactory to Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

10.                               Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless Agent and its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in “any issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information furnished in writing to the Company by Agent, expressly for use in the Registration Statement (or any amendment thereto), or in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification by Agent.  Agent agrees to indemnify and hold harmless the Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information, furnished in writing to the Company by Agent expressly for use therein.  The indemnity agreement set forth in this Section 10(b) shall be in additional to any other liabilities that Agent may otherwise have.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  The indemnifying party shall be entitled, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party.  If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by Agent, in the case of parties indemnified pursuant to Section 10(a), and by the Company in the case of parties indemnified pursuant to Section 10(b).  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

11.                               Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Agent, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Agent, on the other hand, in connection with the statements or omissions, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total commissions received by Agent, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by Agent pursuant to this Agreement exceeds the amount of any damages which Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Agent’s Affiliates and selling agents shall have the same rights to contribution as Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two (2) paragraphs.

12.                               Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 and Section 11 of this Agreement and all representations and warranties of the Company, the Operator and the Administrator herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (a) any investigation made by or on behalf of Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (b) delivery and acceptance of the Shares and payment therefor or (c) any termination of this Agreement.

13.                               Termination.

(a)                                 Agent shall have the right, by giving notice as hereinafter specified in Section 14, at any time to terminate this Agreement and/or any Terms Agreement (including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement) if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of Agent, may materially impair the ability of Agent to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of Agent, may materially impair the ability of Agent to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading in the Common Stock has been suspended or limited by the Commission or Nasdaq and the TASE, or if trading generally on Nasdaq and the TASE has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or minimum prices for trading have been fixed on Nasdaq and the TASE; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination pursuant to this Section 13(a) shall be without liability of any party to any other party, except that the provisions of Section 7(f) (Expenses), Section 10 (Indemnification), Section 11 (Contribution), Section 12 (Survival of Representations), Section 13(f) (Effectiveness of Termination), Section 18 (Applicable Law; Consent to Jurisdiction) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.  If Agent elects to terminate this Agreement as provided in this Section 13(a), Agent shall provide the required notice as specified in Section 14 (Notices).

(b)                                 The Company shall have the right, by giving five (5) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(f), Section 10, Section 11, Section 12, Section 13(f),

Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)                                  Agent shall have the right, by giving five (5) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), Section 10, Section 11, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)                                 Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through Agent on the terms and subject to the conditions set forth herein and any Terms Agreement; provided that the provisions of Section 7(f), Section 10, Section 11, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), Section 10, Section 11, Section 12, Section 13(f), Section 18 and Section 19 shall remain in full force and effect.

(f)                                   Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Agent or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 13(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 13(a) above shall become effective in accordance with the first sentence of this Section 13(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement).

14.                               Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Agent, shall be delivered to

Attn: Jeffrey Caliva

Vice President, Investment Banking

Ladenburg Thalmann & Co.

277 Park Avenue, 26th Floor

New York, NY 10172

E-mail: jcaliva@ladenburg.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Kerry E. Johnson, Esq.

E-mail: kerry.johnson@dlapiper.com

and if sent to the Company, shall be delivered to:

CIM Commercial Trust Corporation

17950 Preston Road, Suite 600
Dallas, Texas 75252

Attention: David Thompson
E-mail:  dthompson@cimgroup.com

and if sent to the Operator, shall be delivered to:

CIM Capital, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: General Counsel

and if sent to the Administrator, shall be delivered to:

CIM Service Provider, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: General Counsel

provided, however, any notice sent to the Company, the Operator or the Administrator shall also include a copy (which shall not constitute notice) delivered to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Patrick S. Brown, Esq.
E-mail:  brownp@sullcrom.com

Each Party may change such address for notices by sending to the other Parties written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day (as defined below) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic mail, under separate cover, at the time the party sending such notice receives written confirmation of receipt thereof by the receiving party (other than pursuant to auto-reply).  Any party receiving notice by electronic mail may request, and shall be entitled to receive within five (5) days of such request, such notice in a non-electronic form via one of the methods specified in (i), (ii) or (iii) above. For purposes of this Agreement, “Business Day” shall mean any day on which each of Nasdaq, the TASE and commercial banks in the City of New York are open for business.

15.                               Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company, the Operator, the Administrator and Agent and their respective successors and permitted assigns and, as to Sections 5, 10 and 11, the indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither the Company nor Agent may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party.

16.                               Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company, the Operator, the Administrator and Agent. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

17.                               GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY AND AGENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18.                               CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT SUCH CLAIM, CONTROVERSY OR DISPUTE IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE

THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.                               Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                                 Agent is acting solely as sales agent in connection with the sale of the Shares in an Agency Transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Agent has advised or is advising the Company on other matters, and Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b)                                 the Company, the Operator and the Administrator are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company, the Operator and the Administrator have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)                                 the Company, the Operator and the Administrator are aware that Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operator and the Administrator, and that this Agreement does not create any obligation to disclose such interests and transactions to the Company, the Operator and the Administrator by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)                                  the Company, the Operator and the Administrator waive, to the fullest extent permitted by law, any claims they may have against Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Agreement and agrees that Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company, the Operator and the Administrator in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operator and the Administrator, including stockholders, partners, employees or creditors of the Company, the Operator and the Administrator.

20.                               Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement and any Terms Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the officers of the Company, after reasonable due inquiry.

21.                               Recognition of the U.S. Special Resolution Regimes.

In the event that Agent is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the

U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that Agent is a Covered Entity and Agent, or a BHC Act Affiliate (as defined below) of Agent, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.                               Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding by and among the Company, the Operator, the Administrator and Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Company, the Operator, the Administrator and Agent.

Very truly yours,

CIM Commercial Trust Corporation

By:	/s/ David Thompson
Name:	David Thompson
Title:	Chief Executive Officer

CIM Capital, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President

CIM Service Provider, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name:	Steven Kaplan
Title:	Head of Capital Markets

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, dated as of March 16, 2020 (the “Agreement”), by and among CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), CIM Capital, LLC, a Delaware limited liability company (the “Operator”), and CIM Service Provider, LLC, a Delaware limited liability company (the “Administrator”), and Ladenburg Thalmann & Co. Inc. (“Agent”), I hereby request on behalf of the Company that Agent sell up to [[   ] shares] [$[   ] worth of shares] of the Company’s common stock, par value $0.001 per share, subject to the Maximum Amount (the “Shares”), at market prices not lower than $[    ] per share, [during the period beginning [month] [day], [year] at [time] [a.m./p.m.], New York City time, and ending [month] [day], [year] at [time] [a.m./p.m.], New York City time.

[The Company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable issuer free writing prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

SCHEDULE 2

COMPENSATION

Agent shall be paid compensation up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.